AMENDMENT TO EMPLOYMENT AGREEMENT
                             DATED FEBRUARY 3, 2005


This Amendment to Employment Agreement ("EA") is amending the Employment Agreement that was entered into and signed on February 18, 2003 by and between Century Casinos, Inc., a Delaware corporation and Mag. Peter Hoetzinger ("Employee"), an Austrian citizen, as follows:

     A) The first paragraph of the EA is amended to reflect that the Austrian subsidiary of Century Casinos, Inc., namely Century Management und
          Beteiligungs GmbH, is the new contract partner of Employee. The amended paragraph reads as follows:

          "THIS EMPLOYMENT AGREEMENT is made effective for all purposes and in all respects as of the 1st day of January, 2005, by and between CENTURY MANAGEMENT UND BETEILIGUNGS GMBH, registered with the Commercial Register of the Commercial Court of Vienna under FN 30856 b and its business address at Schoenbrunnerstrasse 222 - 228, A-1120 Vienna, Austria, an Austrian corporation (hereinafter referred to as the "Employer" or the "Company"), Century Casinos, Inc., a Delaware, USA corporation, (hereinafter referred to as "Century") and MAG. PETER HOETZINGER (hereinafter referred to as the "Employee")."

     B) The first two "whereas" paragraphs are amended with two text additions (which are printed in bold) to read as follows:

          "WHEREAS, Employee is presently employed, and has since 1993 been employed by Century and has since September 30, 1999 been employed by the Company; and

               WHEREAS, the Employee's performance of his duties of the Company has been and continues to be critical to the success of the Company and of Century; and"

     C)   Section 1 is amended to reflect a new term and reads as follows:

          "1. Term of Agreement.

               The term of this Agreement shall commence on the 1st day of January, 2005, and shall continue until December 31, 2009, and shall be automatically renewed for additional, successive periods of five
          (5) years each thereafter, unless sooner terminated in accordance with the provisions of Paragraph 5."

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     D)   Section 3.1., which addresses Employee's compensation has been amended to read as follows:

          "3.1 Salary. As compensation for the services rendered by Employee for the Company pursuant to this Agreement, Employee shall be paid not less than the following base annual salary, on a monthly basis, fourteen times per year, with the 13th and 14th salary to be paid together with the monthly salaries for May and November, during the term hereof: (euro) 70,000 (Euro seventy thousand), plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to him from time to time by the Compensation Committee of the Board of Directors of the Company."

     E) The first sentence of Section 3.2 "Employees' Equity Incentive Plan" has been amended to read as follows:

          "Employee shall be a participant in Century's Employees' Equity Incentive Plan, as it may be approved by the shareholders of Century and amended from time to time by the Incentive Plan Committee of Century;"

     F) Section 4.1. "Reimbursement" has been amended with two text additions (which are printed in bold) to read as follows:

          "The Company or Century shall continue to either provide Employee with, or shall reimburse Employee for, all Reasonable Expenses incurred by him in connection with the performance of his duties as an executive for the Company, in substantially at least the same form and fashion as it has been done by the Company and Century during the past twelve (12) months preceding the date of this Agreement."

     G)   The following new Section 4.2 has been added:

          "4.2 Employee shall continue to be entitled to use at his disposal a car for business and private purposes. In case of a replacement of the existing vehicle, the leasing costs shall be roughly the same as they are for the car presently leased by the Company, plus adjustments for changes in consumer price index, if any, since the last lease contract has been entered into."

     H)   Old Section 4.2 becomes new Section 4.3 in the amended Agreement.

     I)   Section 5.1 (b) and (c) have been amended to read as follows:

          "(b) Termination by Company. In the event of such termination "without cause" by the Company, Employee shall be continued at the same salary (including bonuses, if any) for a period of three (3) years (and three years

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          only) from the date on which the Employee  receives  written notice of termination, irrespective of the term that lies between the date of termination and the date that this Agreement ends according to Section 1 above. Such compensation shall be paid to the Employee in equal, successive monthly payments, beginning on the 1st day of the month immediately following the date on which the Employee receives written notice of termination.

         Employee shall continue to make himself available to, and shall cooperate with the Company, as may be reasonably required to assist the Company during a six-month transition period.

         (c) In the event Employee's employment hereunder is terminated by the Company "without cause", the provisions of Sections 5.1(b), 5.3(b)(1),
         (3) and (4) shall apply."

     J) Section 7. Burden and Benefit has been amended with one text addition (which is printed in bold) to read as follows:

          "Unless the express provisions of a particular section of this Agreement state otherwise, or performance thereunder would be impossible, this Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and assigns. It shall also be expressly binding upon and inure to the benefit of any person or entity assuming Century or the Company, by merger, consolidation, purchase of assets or stock, or otherwise. The interests of the Employee hereunder are not subject to the claims of his creditors, and may not be voluntarily or involuntarily assigned, alienated or encumbered; provided, that Employee may assign all or any part of his rights, duties and obligations hereunder to any entity (e.g., a partnership or management company) so long as the services to be performed hereunder are personally performed by him."

     K) In Section 10. Notice, the address of the Employer has been amended to read as follows:

         "Employer:        Century Management und Beteiligungs GmbH
                           c/o Huebner & Huebner
                           Schoenbrunnerstrasse 222 - 228
                           A-1120 Wien
                           Austria /Europe".

     L) L) Section 11.2 has been amended with one text addition (which is printed in bold) to read as follows:

          "11.2 The Compensation Committee of Century shall have absolute authority to amend, interpret and administer this Agreement, in good faith, and in the best

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          interests  of  both  the  Company  and  Employee,  and may  make  such adjustments or amendments hereto as may be reasonably required, if the rights of the Employee are not adversely affected thereby."

     M)   The following new Section 14. has been added:

          "14. Century as Guarantor

          Century guarantees all obligations of Employer under this Employment Agreement."


IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.


                                     EMPLOYER - CENTURY MANAGEMENT
                                     UND BETEILIGUNGS GMBH:


                                     By:  /s/ Erwin Haitzmann
                                          -------------------------------------
                                          Dr. Erwin Haitzmann, Geschaeftsfuehrer


                                          EMPLOYEE:

                                     By:  /s/ Peter Hoetzinger
                                          -------------------------------------
                                          Mag. Peter Hoetzinger


                                     FOR CENTURY CASINOS, INC. AND
                                     COMPENSATION COMMITTEE:

                                     By: /s/ Gottfried Schellmann
                                         -------------------------------------
                                         Mag. Gottfried Schellmann, Director
                                         and Member of  Compensation
                                         Committee

                                     By: /s/ Dinah Corbaci
                                         -------------------------------------
                                         Dr. Dinah Corbaci, Director and Member
                                         of Compensation Committee

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